Exhibit 31.2

CERTIFICATION

I, Jeffrey Park, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of SXC Health Solutions Corp.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 9, 2012

By:	/s/ Jeffrey Park

Jeffrey Park
Chief Financial Officer